Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.22

                                                          CONFIDENTIAL TREATMENT

                             UNIDIAL HOLDINGS, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October 2, 1998, by and among UNIDIAL HOLDINGS, INC., a Delaware corporation (the "Company") and WILLIAMS COMMUNICATIONS, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS

                  WHEREAS, the Company has authorized the sale and issuance of an aggregate of 27 shares of its Series C Convertible Preferred Stock (the "Series C Shares");

         WHEREAS, the Purchaser desires to purchase the Series C Shares on the terms and conditions set forth herein and enter into the Collateral Agreements (as hereinafter defined); and

                  WHEREAS, the Company desires to issue and sell the Series C Shares to the Purchaser on the terms and conditions set forth herein and enter into the Collateral Agreements (as hereinafter defined);

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE/COLLATERAL AGREEMENTS.

         1.1 AUTHORIZATION OF SHARES. On or before the Closing (as defined in Article 2 below), the Company shall have authorized the sale and issuance to the Purchaser of the Series C Shares having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations to the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Preferred Share Certificate"). The Company has, or prior to the Closing will have, adopted and filed the Preferred Share Certificate with the Secretary of State of the State of Delaware.

         1.2 SALE AND PURCHASE OF PREFERRED SHARES. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 27 Series C Shares at a purchase price of **** per share.

         1.3 COLLATERAL AGREEMENTS. The Collateral Agreements shall include the Registration Rights Agreement, the Shareholders' Agreement, and the Services Agreements (as hereinafter defined).

         2.       CLOSING, DELIVERY AND PAYMENT.

                  The closing of the sale and purchase of the Series C Shares under this Agreement (the "Closing") shall take place at 10:00 a.m., local time, on October 2, 1998 at the offices of The Williams Companies, Inc., Legal Department, One Williams Center, Suite 4100, Tulsa, Oklahoma 74172, or at such other time or place as the Company and the Purchaser may mutually agree. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser certificates representing 27 Series C Shares, against payment in cash by the Purchaser of the purchase price therefor.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  For the purposes of all the representations and warranties in this Article 3, other than Section 3.2, when the term "Company" is used, it will be deemed to include UniDial Communications, Inc. unless otherwise expressly stated. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B or as disclosed in the Financial Statements attached hereto as Exhibit C, the Company hereby represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in the aggregate in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on the Company or its business.

         3.2 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, consists of 2,000 shares of Common Stock, 954 shares of which are issued and outstanding and 32 of which are reserved for issuance pursuant to the exercise of outstanding stock options; 10 shares of Series A Convertible Preferred Stock, 60 shares of Series B Convertible Preferred Stocks, and 430 shares of Preferred Stock, none of which are issued and outstanding. Immediately prior to the Closing, 246 shares of Common Stock are reserved for future issuance upon the conversion of the Series C Shares. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Series C Shares are as stated in the Preferred Share Certificate. The shares of Common Stock issuable upon the conversion of the Series C Shares (the "Conversion Shares") have been duly and validly reserved for issuance and, when issued in accordance with the Preferred Share Certificate, will be validly issued, fully paid and nonassessable. Except for the specific matters identified on Exhibit B and the shares reserved for issuance pursuant to the exercise of outstanding stock options, there are no outstanding options, warrants, rights (including conversion or preemptive rights), proxy or shareholder agreements, or agreements of any kind for the purchase issue, transfer, delivery, sale or acquisition from the Company of any of its securities.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Collateral Agreements in the form attached hereto, the Preferred Share Certificate, and the sale and issuance of the Series C Shares and the Conversion Shares pursuant hereto, and for the performance of the Company's obligations hereunder and under the Collateral Agreements has been taken or will be taken prior to the Closing. The Agreement and the Collateral Agreements when executed and delivered, will be valid and binding obligations of UniDial Holdings, Inc. or UniDial Communications, Inc., as appropriate, enforceable in accordance with their terms.

         The sale of the Series C Shares and the subsequent conversion of Series C Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When issued, the Series C Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances including, without limitation, call rights, warrants and conversion rights except as expressly set forth in the Certificate of Designation; provided, however, that the Series C Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.4 OBLIGATIONS TO RELATED PARTIES. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any contract with the Company with a value of more than $100,000.

         3.5 FINANCIAL STATEMENTS. Attached hereto as Exhibit C are copies of the unaudited balance sheet and income statement for the seven months ended July 31, 1998 (the "Unaudited Financial Statements") and of the audited financial statements for the twelve (12) months ended December 31, 1997 (the "Financial Statements") of UniDial Communications, Inc., ("UniDial"), the Company's wholly-owned subsidiary. The Financial Statements fairly present the financial condition and operating results of UniDial as of the dates, and for the periods, indicated therein and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period.

         3.6 CHANGES. Except as disclosed in the Unaudited Financial Statements and subject to the exceptions identified in Exhibit B, since the date of the Financial Statements there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of UniDial as shown on the balance sheet as of the date of the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, or operations of the Company;

                  (b) Any change, except in the ordinary course of business, in the contingent obligations of UniDial by way of guaranty, endorsement, indemnity, warranty, or otherwise;

                  (c) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties, business, financial condition, operations or prospects of UniDial;

                  (d) Any waiver by UniDial of a material right or of a material debt owed to it;

                  (e) Any direct or indirect loans made by UniDial to any shareholder, employee, officer, or director of UniDial, other than advances made in the ordinary course of business;

                  (f) Any declaration or payment of any dividend or other distribution of the assets of UniDial;

                  (g)      Any labor organization activity;

                  (h) Any debt, obligation, or liability incurred, assumed or guaranteed by UniDial, except current liabilities incurred in the ordinary course of business.

                  (i) Any adverse change in any material agreement to which UniDial is a party or by which it or any of its assets are bound or subject, including compensation agreements with UniDial's employees;

                  (j) To the best of the Company's knowledge, any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected, or, so far as the Company may now foresee, in the future may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

                  (k) For the purposes of this Section 3.6, the terms "material" or "materially" shall mean an affect on value of more than $100,000.

         3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances which do not exceed $100,000 on any property or asset or materially impair the operations of the Company,
(iii) liens and encumbrances in favor of Star Bank, and (iv) liens and encumbrances in favor of WorldCom, Inc.

         3.8 PATENTS AND TRADEMARKS. (a) The Company has sufficient title and ownership of all trade names, copyrights, trade secrets, proprietary information, patents, trademarks, service marks, rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere materially with the Company's ability to pursue its stated business objectives. Neither the execution nor delivery of this Agreement, or the Collateral Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         (b) As part of the consideration for the Company entering this Agreement, the Company shall license, or shall cause the necessary individuals to license, the trademark known as "WillCall" on a non-exclusive, perpetual, world-wide, non-recourse, basis to Purchaser.

         3.9 The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

         3.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate of Incorporation (as amended by the Preferred Share Certificate) or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it or its property is bound or, to the best of its knowledge, of any federal, state or local judgment, order, writ, decree, statute, rule or regulation applicable to the Company where such violation or default would; or could reasonably be expected to, materially and adversely affect the Company. The execution, delivery, and performance of and compliance with this Agreement and the Collateral Agreements and the issuance and sale of the Series C Shares pursuant hereto and of the Conversion Shares pursuant to the

Preferred Share Certificate, will not result in any such violation, result in a conflict with or constitute either a default under any such provision or an event that results in the creation of any lien, charge, or encumbrance of more than $100,000 upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

         3.11 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which (i) questions the validity of this Agreement, the Collateral Agreements, or the right of the Company to enter into them, or (ii) to consummate the transactions contemplated hereby, or (iii) which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Without limiting the foregoing, there is no action, suit, proceeding, or investigation with a potential exposure of $1,000,000 or greater pending or currently threatened against the Company alleging that the Company's sales agents program violates any federal or state securities laws. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.12 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent, except where the failure thereof would not have a material and adverse effect on the financial condition, operations or prospects of the Company. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a collapsible corporation or a Subchapter S corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or on any of its properties or material assets.

         3.13 REGISTRATION RIGHTS. Except for the registration rights granted WorldCom, Inc. by Registration Rights Agreement dated November 30, 1997 and expected to be granted to Metracom, Inc., and the registration rights granted to Purchaser by the Registration Rights Agreement of even date herewith, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business and ownership of its properties including, without limitation, compliance with all applicable federal and state securities laws with respect to Company's sales agents program. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the Collateral Agreements, and the issuance of the Series C Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, except such as will be filed in a timely manner.

         3.15 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.3 hereof, the offer, sale and issuance of the Series C Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         3.16 SECURITIES EXEMPTION. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Series C Shares to, or otherwise approach or communicate in respect of all or any part of such Series C Shares with, any person or persons so as to bring the sale of such Series C Shares by the Company within the registration provisions of the Securities Act. The Company shall seek and obtain all necessary permits and other authorizations or orders of exemption as may be necessary or appropriate under the Kentucky Securities Act and any other applicable state securities laws, with respect to the Company's offer and sale of the Series C Shares and the Conversion Shares

         3.17 COMPLIANCE WITH ERISA. No employee pension benefit plan established or maintained by the Company or to which the Company is required to make contributions (other, than a Multi-employer Plan), which is subject to Part 3 of Subtitle B of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")", or Section 412 of' the Internal Revenue Code of 1986 (as amended from time to time, the "Code"), had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the. Code) as of the last day of the most recent fiscal year of such plan heretofore ended. No liability to the Pension Benefit Guaranty Corporation (other than required insurance premiums, all of which, to the extent due and payable, have been paid) has been incurred with respect to any such plan (other than a Multi-employer Plan) and there has not been any reportable event within the meaning of ERISA, or any other event or condition, which presents a material risk of termination of any such. plan (other than a Multi-employer Plan) by the Pension Benefit Guaranty Corporation. The Company has not incurred and is not reasonably expected to incur, any withdrawal liability (as defined in Title IV of ERISA) to any Multi-employer Plan. The Company not has received any notification that any Multi-employer Plan is in reorganization (as defined in Section 4241 of ERISA), is insolvent (as defined in Section 4241 of ERISA) or has been terminated, within the meaning of Title IV of ERISA, and no Multi-employer Plan is reasonably expected to be in reorganization, insolvent or terminated. To the knowledge of the Company, neither the Department of Labor, the Internal Revenue Service nor any other governmental body has determined that any such plan or any trust created thereunder, or any trustee or administrator thereof, has engaged in a prohibited transaction with respect to any such plan, as such term is defined in Section 4975 of the Code, that could subject any such plan, trust, trustee, administrator, or the Company to any tax or penalty on prohibited transactions imposed under said Section 4975 or ERISA, and the Company is not aware of any facts that would constitute such a prohibited transaction.

         Except for COBRA continuation coverage and contingent obligations in connection with the Company's health insurance program, the Company has no extraordinary liabilities or other obligations, whether actual or contingent, with respect to any employee benefit plan, including, without limitation, liability for post-retirement medical benefits, post-retirement life insurance benefits, or other similar benefits.

         3.18 DISCLOSURE. This Agreement (including the schedules and exhibits hereto), the Collateral Agreements, and any other documents, certificates, instruments or other written materials or information furnished to Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement and the Collateral Agreements taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company which is materially adverse, or in the future could reasonably be expected to be materially adverse, to the business operations or financial performance of Company which has not been furnished to Purchaser or set forth or reflected in this Agreement, the Collateral Agreements or the other documents, certificates, and instruments referred to herein and delivered to Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

         3.19 COMPLIANCE: GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. The Company has all material licenses, franchises, permits, certificates and other authorizations from all federal, state, municipal and other governmental authorities having jurisdiction over its business. All such licenses, franchises, permits, certificates and other governmental authorizations held by the Company, in respect of its business are valid and sufficient to permit the Company to conduct its operations as currently used or conducted except where the failure to have such licenses, franchises, permits, certificates or other governmental authorizations would not have a material adverse effect, and there are no violations of any such licenses, franchises, permits, certificates and other governmental authorizations, nor are there any proceedings, to the knowledge of the Company, pending or threatened against the Company to revoke or limit any such license, franchise, permit, certificate or other governmental authorization.

         3.20 INFORMATION SYSTEMS. The Company has information systems capable of providing on a timely basis, current and accurate operating and financial information, consistent with industry standards, which (a) allows management of the Company to make reasoned and fully informed business decisions, (b) allows the preparation of financial statements in a timely fashion,

(c) allows the provision of billing and customer service information, and (d) is capable of reading and processing data within and between the years 1999 and 2000.

         3.21 SHAREHOLDERS. The following Shareholders beneficially own the number of shares of the Company's Common Stock set forth next to its name:


               J. Sherman Henderson III         ****
               John S. Henderson IV             ****
               Kelly H. Duggins                 ****
               N-TEL, LLC                       ****
               WorldCom, Inc.                   ****
               Remaining Shareholders           ****
                                                ----
               Total                            ****


         4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Collateral Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Collateral Agreements has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Collateral Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and
(iii) to the extent that the enforceability of the indemnification provisions of
Section 1.9 of the Collateral Agreements may be limited by applicable laws.

         4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental authority on the part of the Purchaser required in connection with the consummation of the transactions contemplated in the Agreement and the Collateral Agreements have been or shall have been obtained prior to and be effective as of the Closing.

         4.3 INVESTMENT REPRESENTATIONS. The Purchaser understands that the Series C Shares and Conversion Shares have not been registered under the Securities Act. Purchaser also understands that the Series C Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. The Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. The Purchaser must bear the economic risk of this investment indefinitely unless the Series C Shares or the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Series C Shares, the Conversion Shares or any shares of its Common Stock and that certificates representing capital stock issued to the Purchaser will bear a restrictive legend. The Purchaser understands that it has no registration rights with respect to the Series C Shares or the Conversion Shares except as provided in the Collateral Agreements. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Series C Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

                  The Purchaser further represents that the Purchaser is an Accredited Investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                  (b) ACQUISITION FOR OWN ACCOUNT. The Purchaser is acquiring the Series C Shares and the Conversion Shares for the Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. The Purchaser represents that by reason of its management's business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Collateral Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement. The Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

                  (d) COMPANY INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

         5.       CONDITIONS TO CLOSING.

         5.1      CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING.

                  The Purchaser's obligations to purchase the Series C Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Article 3 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) CORPORATE DOCUMENTS. The Company shall have delivered to the Purchaser or its counsel, copies of all corporate documents of the Company as the Purchaser shall reasonably request.

                  (c) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Series C Shares shall have been duly authorized and reserved for issuance upon such exercise or conversion.

                  (d) FILING OF PREFERRED SHARE CERTIFICATE. The Preferred Share Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (e) COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated the date of the Closing, to the effect that the conditions specified in subparagraphs (a) through (d) of this Section 5.1 have been satisfied.

                  (f) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

                  (g) SHAREHOLDER AGREEMENT. The Shareholder Agreement by and among J. Sherman Henderson III (and members of his immediate family), N-TEL, LLC and the Purchaser shall have been executed and delivered by the parties thereto.

                  (h) SERVICES AGREEMENTS. The Company and the Purchaser shall have executed and delivered (i) a carrier services agreement and (ii) a software license agreement, (collectively, the "Services Agreements"). The Company and Purchaser's affiliate, Williams Communications Solutions, LLC ("Solutions") have begun negotiations on a sales agency reseller and services agreement, pursuant to which Solutions shall provide, in conjunction with Purchaser, certain telecommunications services to customers of Solutions, for which a Term Sheet has been prepared and is attached hereto as Exhibit D. The parties agree to negotiate in good faith a definitive agreement incorporating the terms and conditions contained in Exhibit D with a view toward executing one or more definitive agreements; however, the parties are not obligated to enter into any such definitive agreements.

                  (i) WORLDCOM AGREEMENT. The Purchaser and WorldCom, Inc. shall have executed and delivered a switched services resale agreement upon such terms and conditions satisfactory to the Purchaser in its sole discretion.

                  (j) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Series C Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchaser in Article 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

                  (c) FILING OF PREFERRED SHARE CERTIFICATE. The Preferred Share Certificate shall have been filed with the Secretary of State of the State of Delaware. The Company agrees to use its best efforts to effect such action.

                  (d) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been executed and delivered by the parties thereto. The Company agrees to use its best efforts to effect such action.

                  (e) SERVICES AGREEMENTS. The Company and the Purchaser shall have executed and delivered the Services Agreements.

         6.       COVENANTS OF THE COMPANY.

         6.1 Until the earliest to occur of (i) the closing of a firm commitment underwritten public offering (the "IPO") pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public with an aggregate offering price to the public of not less than **** (before deduction of underwriter commissions and offering expenses), (ii) the conversion of all of the Series C Shares into shares of Common Stock, or (iii) the redemption of all of the Series C Shares, the Company shall duly perform and observe each and all of the following covenants and agreements:

                  (a) ATTENDANCE AT BOARD MEETINGS. The Purchaser shall have the right to have a Purchaser designee attend and observe the proceedings of meetings of the board of directors of the Company and the right to receive any information furnished to said directors in connection with the meetings of the board, except in cases where such attendance at the meetings or receipt of information would cause the attorney-client privilege between the Company and its counsel to be adversely affected or in cases in which the board of directors is considering a contract or transaction between the Company and the Purchaser or one of its affiliates or in which the

Purchaser or one of its affiliates has a financial interest. The Purchaser designee shall maintain the confidentiality of all financial and other proprietary information discussed at meetings of the board of directors of the Company or made known to the designee in connection with such meetings.

                  (b) RIGHTS OF APPROVAL. Without the Purchaser's prior written consent, which shall not be unreasonably withheld, delayed or conditioned, the Company and UniDial will not (i) make material expenditures even if in the normal and ordinary course of business, except with respect to payments made to WorldCom, Inc. or its affiliates on account of the purchase of telecommunications services from WorldCom (ii) enter into an agreement to sell or otherwise transfer any material part of its assets or ownership interests in subsidiaries, (iii) enter into an agreement to make or suffer to remain outstanding any material loan or advance to, or enter into an agreement to receive a material loan or other extension of material credit, or purchase or acquire for a material amount or by assumption of a material liability any stock, bonds, notes or securities of, or any partnership interest or limited liability company interest in, or make any material capital contribution to, any other person, partnership, company, or other entity, (iv) appoint a person other than J. Sherman Henderson III as chief executive officer, (v) materially modify its agent program as currently in effect, (vi) change the independent accountants of the Company nor engage any additional independent accountants, it being understood that the independent accountants of the Company must be an international firm of recognized prestige, (vii) increase the compensation of any officer or executive by more than fifteen (15%) percent in any year, or enter into any employment agreement, any severance agreement, or any material transaction or series or related transactions with any of the Shareholders (as defined in the Shareholder's Agreement) or any of their Affiliates (as defined in the Shareholder's Agreement) except on terms that are at least as favorable to the Company as could be obtained in an arms-length transaction, or enter into an employment agreement or severance agreement that involves more than $100,000, or (viii) initiate any litigation, or consent to the settlement or admit liability with respect to or fail to diligently contest any litigation against it, which involves more than $250,000. For purposes of subsections (i) through
(iii) of this Section 6.2, "material" shall mean an amount in excess of $5,000,000.

                  (c) USE OF PROCEEDS. The Company will use the proceeds of the sale of the Series C Shares as follows: (i) up to **** will be used in satisfaction of certain contingent obligations of the Company to its agents pursuant to a program approved by the Purchaser or as repayment of indebtedness incurred by the Company in connection with such a program, (ii) **** to fund a portion of the Company's acquisition of Metracom Corporation, and (iii) the remainder for general corporate purposes.

                  (d) IPO INVESTMENT. The Company shall, at the beginning of preparation for an IPO, deliver a letter from a nationally recognized investment banking firm establishing the percentage ownership to be sold to the public and the market capitalization of the Company ("IMC").

**** The Company will provide the Purchaser with a copy of such registration statement within two days following its filing with the SEC.

                  (e) FURTHER INVESTMENT. With respect to shares of the Company (including securities convertible into shares of the Company) expected to be issued to a third party, the Company will provide the Purchaser a fair and reasonable opportunity to acquire all, but not less than all, such shares upon the same terms and conditions as to be offered to the third party provided that Purchaser continues to own the Series C Shares or at least 5% of the Company's issued and outstanding common stock. The rights of the Purchaser pursuant to this Section 6.1 shall not apply to any shares to be issued in the IPO, to any shares issued pursuant an acquisition or merger that has been duly approved by the Company's board of directors, or pursuant to employee or director or consultant stock-based incentive plans duly adopted by the Company's board of directors and shall expire upon the consummation of the IPO.

                  (f) MERGER RIGHT OF FIRST REFUSAL. If, before the conversion of all shares of Series C Preferred Stock, the Corporation's Board of Directors receives a bona fide offer from any entity other than the Purchaser that it desires to accept (the "Offer to Purchase") to enter into a merger, consolidation, exchange of shares, recapitalization, reorganization, or similar event (a "Transaction") as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity or the right to receive an amount in cash per share, or a combination thereof, then the Board of Directors shall provide notice of the proposed Transaction to the Purchaser and grant the Purchaser the exclusive right to enter into a Transaction on substantially the same terms and conditions as the Offer to Purchase. If the Purchaser declines to submit an offer within fifteen (15) days of the date of the Board's notice of the proposed Transaction to the Purchaser and the Corporation's Board of Directors affirmatively votes to proceed with the Transaction, Purchaser shall have the right to convert all its shares of Series C Preferred Stock into shares of Common Stock in accordance with the terms of the Minimum Valuation formula of paragraph 4(A)(ii)(b) and shall vote all of its shares of Series C Preferred Stock in favor of the Transaction at any meeting of the shareholders held to consider the Transaction.

                  (g) FINANCIAL INFORMATION. So long as Purchaser owns the Series C Shares, the Company will, and will cause each of its subsidiaries to, maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and the Company will furnish to
Purchaser:

                  (i) Within 120 days after the close of each of its fiscal years, an audit report certified by independent certified public accountants, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and statements of stockholders' equity, and a statement of cash flow, accompanied by any management letter prepared by said accountants and by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any unmatured default or event of default, or if, in the opinion of such accountants, any unmatured default or event of default shall exist, stating the nature and status thereof;

                  (ii) Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flow for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer;

                  (iii) Together with a certificate from the chief financial officer of Company, and attested by the Company's Secretary the financial statements required under clauses (a) and (b) of this Section 6.3, and stating that no unmatured default or event of default exists under any material agreement, or if any unmatured default or event or default exists, stating the nature and status thereof;

                  (iv) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished;

                  (v) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other periodic reports which the Company or any its subsidiaries files with the Securities and Exchange Commission and copies of all material statements and reports which the Company or any of its subsidiaries files with the Federal Communications Commission or any other regulating body which are intended to be publicly available;

                  (vi) Promptly upon receipt of demand therefor, such other information (including non-financial information) as Purchaser may from time to time reasonably request; and

                  (vii) Promptly upon becoming aware of an unmatured default or an event of default in any material agreement, but in no event later than five (5) days after becoming aware of such event or condition, the Company will provide written notice to Purchaser specifying the nature of the unmatured default or event of default, as the case may be, the period of existence thereof and what action the Company is taking or proposed to take with respect thereto. The foregoing obligation shall be limited, once the Company becomes a "reporting company" under the United States securities laws, to the extent necessary to the comport with such laws.

                  (h) OTHER BUSINESS. Neither the Company nor any of its subsidiaries shall engage in any business unrelated to its current business that could reasonably be expected to materially and adversely affect its ability to perform its obligations under this Agreement or the Collateral Agreements.

                  (i) INSPECTION. The Company will, and will cause each of its subsidiaries to, permit Purchaser, by its respective agents or representatives, upon reasonable notice, to inspect any of the properties, corporate books and financial records of the Company and its subsidiaries, to examine and make copies of the books of accounts and other financial records of the Company and its subsidiaries, and to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals during normal business hours as Purchaser may designate. Each person making such an inspection agrees to maintain in confidence any information so obtained (except for disclosures (i) to any prospective or actual assignee of the Series C Shares who shall agree to maintain such information in confidence and to indemnify the Company and its subsidiaries, (ii) to its auditors, attorneys and professional advisers, and (iii) if legally required to be so disclosed, (A) to any governmental authority having jurisdiction over it, (B) pursuant to any order or legal process of any court or governmental agency, or (C) in connection with any legal action arising out of this agreement or the Collateral Agreements) and indemnify the Company and its subsidiaries against any loss or claim arising from a failure to maintain such confidence. The foregoing obligation shall be limited, once the Company becomes a "reporting company" under the United States securities laws, to the extent necessary to the comport with such laws.

                  (j) ANTI-DILUTION RIGHTS. Prior to all of the Series C Shares having been converted or redeemed, the Company agrees not to amend the anti-dilution rights of or grant any new such rights to WorldCom.

                  (k) SECURITIES. The Company shall not redeem, repurchase, or otherwise acquire any shares of the outstanding Common Stock of the Company including without limitation call rights, warrants, options, and contracts or other commitments to issue shares or securities convertible into Common Stock (other than the Series C Shares) except (i) ratably from all holders thereof, or
(ii) from an employee or former employee pursuant to an employee benefit plan approved by the board of directors of the Company or in connection with the termination of the employee's employment.

         7.       EVENTS OF DEFAULT; REMEDIES.

         7.1 EVENTS OF DEFAULT. If any of the following conditions or events ("Events of Default") shall occur (whether voluntary or involuntary or arising by operation of law or otherwise):

                  (a) Any representation or warranty made by the Company or UniDial herein to Purchaser which is untrue or misleading in any material respect as of the time such statement was made in light of the circumstances then existing; or

                  (b) The Company or any subsidiary breaches or causes the breach of any covenant(s) made by the Company or a subsidiary hereunder or is in breach of or causes a default to occur in the performance of any material covenant or obligation in any other agreements with Purchaser or Purchaser's subsidiaries, which breach or default remains uncured for ten (10) days after written notice of such breach or default is received by the Company.

         7.2 REMEDIES ON DEFAULT. If any Event of Default shall have occurred and be continuing, Purchaser shall have all remedies that may be available at law or in equity.

         7.3 PRESERVATION OF RIGHTS. No delay or omission of Purchaser to exercise any right under this Agreement shall impair such right to be construed to be a waiver of any Event of Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variations of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Purchaser, and then only to the extent in such writing specifically set forth. All remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Purchaser until all obligations hereunder have been satisfied.

         8.       MISCELLANEOUS.

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Kentucky.

         8.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Series C Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Series C Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Series C Shares in its records as the absolute owner and holder of such Series C Shares for all purposes, the payment of any dividends or any redemption price. Any sale or transfer of the Series C Shares shall be for not less than all of such shares. The rights of the Purchaser under this Agreement may not be assigned except to a purchaser or transferee of all the Series C Shares.

         8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Collateral Agreements, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein. Nothing in this Agreement or the Collateral Agreements express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement or the Collateral Agreements, except as expressly provided herein.

         8.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.6      AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the holders of not less than a majority in interest of the Series C Shares (treated as if converted and including any Conversion Shares into which the Series C Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Series C Shares and the Conversion Shares under the Agreement may be waived only as provided in the Preferred Share Certificate and in the Shareholders' Agreement

                  (c) Except to the extent provided in this Section 8.6(c), neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

         8.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to the Purchaser, upon any breach, default or noncompliance of the Company under this Agreement, the Collateral Agreements or the Preferred Share Certificate, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, the Collateral Agreements or under the Preferred Share Certificate or any waiver on the Purchaser's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Collateral Agreements, the Preferred Share Certificate, by law, or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

         8.8 NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery or registered first class mail:

                  (a)      If to the Purchaser:

                           Williams Communications, Inc.
                           One Williams Center, Suite 4100
                           Tulsa, Oklahoma 74172
                           Attention:  S. Miller Williams, Sr. Vice President

                  (b) If to another Holder of Registrable Shares, at the most current address or addresses provided to the Company by such Holder;

                  (c)      If to the Company:

                           UniDial Holdings, Inc.
                           9931 Corporate Campus Drive, Suite 3000
                           Louisville, Kentucky 40223
                           Attention:  S. Andrew McKay, Chief Operating Officer

         8.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and the Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

         8.10 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.12 being untrue.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

UNIDIAL HOLDINGS, INC.
9931 Corporate Campus Drive, Suite 3000
Louisville, Kentucky 40223


By
         ----------------------------
         S. Andrew McKay
         Chief Operating Officer



PURCHASER:

WILLIAMS COMMUNICATIONS, INC.
One Williams Center
Suite 2600
Tulsa, Oklahoma  74172


By
         ----------------------------
         S. Miller Williams
         Senior Vice President

                             UNIDIAL HOLDINGS, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT




LIST OF EXHIBITS


Exhibit A    PREFERRED SHARE CERTIFICATE OF DESIGNATIONS

Exhibit B    SCHEDULE OF EXCEPTIONS

Exhibit C    FINANCIAL STATEMENTS OF THE COMPANY

Exhibit D   TERMS SHEET FOR WCS SERVICES AGREEMENT